Exhibit 99.1

ON24 Appoints Anil Arora to Board of Directors
Company adds fintech pioneer and accomplished executive in leading product, vision, and company growth from startup to industry leader
SAN FRANCISCO and LONDON – April 25, 2022 – ON24 (NYSE: ONTF) today announced the appointment of Anil Arora to the company’s board of directors. Arora brings to ON24 more than 25 years of diverse executive leadership and public company board experience across the technology, financial services, and consumer goods industries.
He is a pioneer in fintech, building Yodlee from startup to a market leader in online financial services and leading the company’s vision and platform development. Arora also has deep operational, marketing, and board experience across companies such as Conagra Brands, Gateway, Pillsbury, and Kraft.

“Anil is a versatile executive with a mix of experience in marketing and building long-term category leadership, as well as data analytics and cloud platform expertise,” said Sharat Sharan, founder and CEO at ON24. “We believe he will give us invaluable perspective as we continue to expand our products and services and deepen our expertise in the markets we serve.”

“ON24 is at the forefront of driving a data-driven approach in sales and marketing with a powerful platform for capturing rich first-person insights,” said Arora. “I look forward to supporting the company’s mission in helping customers use data to enhance digital engagement and drive measurable business outcomes and growth.”
About Anil Arora
Arora has served as senior partner and president of the wealth segment at The Tifin Group, an AI driven company personalizing the investor experience to improve financial wellness, since September 2020. Prior to The Tifin Group, he served as the CEO of Envestnet | Yodlee, Inc., a financial technology company, from November 2015 to March 2019, and as a member of the Envestnet, Inc.’s board of directors from November 2015 to October 2021. Previously, he served as the president and CEO of Yodlee, Inc. from February 2000 until its acquisition in November 2015, leading the company’s vision and growth. Arora has also served on the board of directors of consumer goods company Conagra Brands, Inc. since July 2018, the board of directors of Water.org since August 2016, a non-profit organization that has provided clean water and sanitation access to 43 million people globally, and he will join Ping Identity Holding Corp.’s board of directors in May 2022.
About ON24
ON24 is a leading sales and marketing platform for digital engagement, delivering insights to drive revenue growth. ON24 serves more than 2,100 customers worldwide, including 3 of the 5 largest global technology companies, 4 of the 5 largest US banks, 3 of the 5 largest global healthcare companies, and 3 of the 5 largest global industrial manufacturers. Through interactive webinars, virtual events, and personalized content experiences, ON24 provides a system of engagement powered by AI for businesses to scale engagement, conversions, and pipeline to drive revenue growth. The ON24 Platform supports millions of professionals a month who are totaling billions of engagement minutes per year. ON24 is headquartered in San Francisco with global offices in North America, EMEA, and APAC. For more information, visit www.ON24.com.
Forward-Looking Statements
This document contains “forward-looking statements” under applicable securities laws. In some cases, such statements can be identified by words such as: “expect,” “convert,” “believe,” “plan,” “future,” “may,” “should,” “will,” and similar references to future periods. Forward-looking statements include express or implied statements regarding our ability to achieve our business strategies, growth, or other future events or conditions. Such statements are based on our current beliefs, expectations, and assumptions about future events or conditions, which are subject to inherent risks and uncertainties, including our ability to sustain our recent revenue growth rate, attract new customers and expand sales to existing customers; fluctuation in our performance, our history of net losses and expected increases in our expenses; competition in our markets and any decline in demand for our solutions; our ability to expand our sales and marketing capabilities and otherwise manage our growth; the impact of the COVID-19 pandemic; disruptions or other issues with our technology or third-party services; compliance with data privacy, import and export controls, customs, sanctions and other laws and regulations; intellectual property matters; and matters relating to our common stock, along with the other risks and uncertainties discussed in the filings we make from time to time with the Securities and Exchange Commission. Actual results may differ materially from those indicated in forward-looking statements, and you should not place undue reliance on them. All statements herein are based only on information currently available to us and speak only as of the date hereof. Except as required by law, we undertake no obligation to update any such statement.
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Media Contact:
Roger Villareal
press@on24.com
Investor Contact:
Lauren Sloane
investorrelations@on24.com
© 2022 ON24, Inc. All rights reserved. ON24 and the ON24 logo are trademarks owned by ON24, Inc., and are registered in the United States Patent and Trademark Office and in other countries. The other referenced trademarks and service marks are also owned by ON24, Inc. and may be registered in some countries.